Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Names Nachiket Desai as Chief Information Officer

BOCA RATON, Fla., November 28, 2011 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced that Nachiket Desai was named Chief Information Officer effective immediately.  Mr. Desai replaces former Chief Information Officer Robert Hirsch who is no longer with the Company.  Mr. Desai has more than 15 years of industry experience with specialties in e-commerce, business intelligence, and leading research and development teams working in emerging and cutting edge technology.   Most recently Mr. Desai was Vice President, Strategy, Enterprise Architecture and Business Intelligence at 1-800-Flowers.com, a leading on-line florist and gift shop.  While at 1-800-Flowers.com, Mr. Desai was responsible for charting the overall technology strategy of the Company, including defining and transitioning to a new state-of-the-art E-commerce platform, revitalizing the analytics infrastructure, and establishing a Business Intelligence Competency Center.

“We would like to thank Bob for his service and dedication to the Company and want to wish him well in the future,” stated Jeffrey Horowitz, Chief Executive Officer.  “We are excited to have Nachiket join Vitacost.com given his significant information technology experience in the dot com industry and his expertise in business intelligence.  We believe his strategic approach to transforming and modernizing e-commerce platforms will be instrumental in driving our online business and further position Vitacost.com as a leading global provider of health and wellness products for the long-term.”

Prior to joining 1-800-Flowers, Mr. Desai was the Senior Information Technology Applications Architect, Performance Architect at MetLife from 2006 to 2007 and was Product Manager, Project Manager, Architect, Technical Lead and Developer at Triveni Digital Inc. from 2001 to 2006.    He also held senior level positions at LG Software India, Accord Software and Systems, and at Innomedia Technologies.    Mr. Desai holds a B.E. in Computer Science from Pune University in India.

“I am extremely pleased to join Vitacost.com with its strong e-commerce platform and compelling health and wellness product offering for a growing international customer base,” stated Mr. Desai.  “I look forward to leveraging my extensive information technology and e-commerce background to further enhance the Vitacost.com customer experience.”

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s future growth prospects, infrastructure investment plans, long term growth strategy, expectations regarding freight margins, expectations regarding product mix, future financial performance, expectations regarding improvements in fulfillment expenses, promotional and product introduction plans, plans to increase brand awareness, plans to convert the NSI line to a new Vitacost label, sales expectations, expectations regarding advertising expenditures, customer acquisition strategy and expectations regarding the pace of customer growth, plans to launch new SKUs, expectations regarding general and administrative expenses, expectations regarding further hiring in the marketing department and initiatives to improve efficiencies through increased scale and leverage, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein.  Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding the Company’s manufacturing and distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s manufacturing system, including information technology systems, or losses of manufacturing certifications; or the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients.  Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2010 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.